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                                                                     Exhibit 11a

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders of
Ariel Mutual Funds:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Ariel Growth Fund and Ariel Appreciation Fund, comprising Ariel Investment Trust ("Ariel Mutual Funds"), as of September 30, 1995, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods since 1986. These financial statements and financial highlights are the responsibility of the Ariel Mutual Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of September 30, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Ariel Mutual Funds at September 30, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods since 1986, in conformity with generally accepted accounting principles.


                               /s/Ernst & Young LLP
                               ERNST & YOUNG LLP

Chicago, Illinois
October 20, 1995